EXHIBIT 8.1

SUBSIDIARIES OF GASLOG LTD.

The following companies are subsidiaries of GasLog Ltd. as of March 25, 2015:

Name of Subsidiary	Jurisdiction of Incorporation	Proportion of Ownership Interest
Gaslog Investments Ltd.	BVI	100%
GasLog Monaco S.A.M.	Monaco	100%
GasLog LNG Services Ltd.	Bermuda	100%
GasLog LNG Employee Incentive Scheme Ltd.	Bermuda	100%
GasLog Carriers Ltd.	Bermuda	100%
GasLog Shipping Company Ltd.	Bermuda	100%
GasLog Shipping Ltd.	BVI	100%
GasLog Services US Inc.	Delaware, U.S.	100%
GasLog Services UK Ltd.	England and Wales	100%
GAS-one Ltd.	Bermuda	100%
GAS-two Ltd.	Bermuda	100%
GAS-six Ltd.	Bermuda	100%
GAS-seven Ltd.	Bermuda	100%
GAS-eight Ltd.	Bermuda	100%
GAS-nine Ltd.	Bermuda	100%
GAS-ten Ltd.	Bermuda	100%
GAS-eleven Ltd.	Bermuda	100%
GAS-twelve Ltd.	Bermuda	100%
GAS-thirteen Ltd.	Bermuda	100%
GAS-fourteen Ltd.	Bermuda	100%
GAS-fifteen Ltd.	Bermuda	100%
GAS-eighteen Ltd.	Bermuda	100%
GAS-nineteen Ltd.	Bermuda	100%
GAS-twenty Ltd.	Bermuda	100%
GAS-twenty one Ltd.	Bermuda	100%
GAS-twenty two Ltd.	Bermuda	100%
GAS-twenty three Ltd.	Bermuda	100%
GAS-twenty four Ltd.	Bermuda	100%
GAS-twenty five Ltd.	Bermuda	100%
GAS-twenty six Ltd.(1)	Bermuda	100%
GAS-twenty seven Ltd.(1)	Bermuda	100%
GasLog Partners GP LLC	Marshall Islands	100%
GasLog Partners LP	Marshall Islands	42.5%
GasLog Partners Holdings LLC	Marshall Islands	42.5%
GAS-three Ltd.	Bermuda	42.5%
GAS-four Ltd.	Bermuda	42.5%
GAS-five Ltd.	Bermuda	42.5%
GAS-sixteen Ltd.	Bermuda	42.5%
GAS-seventeen Ltd.	Bermuda	42.5%

(1)	Incorporated in January 2015.